UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2013

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2013, DexCom, Inc. (“DexCom”) and Roche Diagnostics Operations, Inc. (“Roche” and together with DexCom, the “Parties”) terminated their Research and Development Agreement, dated November 1, 2011 (the “Agreement”).

Pursuant to the Agreement, DexCom granted Roche the right to integrate a future generation of DexCom’s continuous glucose monitoring (“CGM”) technology with Roche’s next generation Accu-Chek® insulin delivery system (the “Integrated System”) in the United States. The Agreement required that Roche pay DexCom (a) up to $3 million upon the achievement of certain milestones set forth in the Agreement (the “Milestone Payments”) and (b) up to an additional $1 million to offset a portion of DexCom’s development expenses for the Integrated System. Over the course of the Agreement, DexCom received an initial payment of $0.5 million as a result of the execution of the Agreement as part of the Milestone Payments and received an additional $0.5 million as part of the Milestone Payments. DexCom also received $0.1 million to offset a portion of DexCom’s development expenses for the Integrated System.

The Parties worked together for over one year to develop the Integrated System. However, development timelines to incorporate either DexCom’s G4 Platinum CGM system or its next generation CGM system became extended and more costly than the Parties initially anticipated. As a result, the Parties elected to terminate the Agreement. The Parties will continue to work together with their existing distribution arrangements.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 21 2013, DexCom issued a press release announcing its financial results for the year ended December 31, 2012 and certain other information. This press release has been furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.01	Press release dated February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli Executive Vice President, Strategy and Corporate Development

Date: February 21, 2013

Exhibit Index

Number	Description

99.01	Press release dated February 21, 2013.